CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Argyle Security Acquisition Corporation

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 11, 2005, on the financial statements of Argyle Security Acquisition Corporation (a corporation in the development state), as of July 11, 2005 and for the period from June 22, 2005 (inception) to July 11, 2005, which appears in such Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.


/s/ GOLDSTEIN GOLUB KESSLER LLP

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GOLDSTEIN GOLUB KESSLER LLP

New York, New York

July 12, 2005